Exhibit 32.1

SECTION 1350 CERTIFICATIONS

     Carl E. Sassano, the Chief Executive Officer of Transcat, Inc. and Charles P. Hadeed, the Chief Financial Officer of Transcat, Inc. certify that (i) the Annual Report on Form 10-K for the year ended March 26, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Annual Report on Form 10-K for the year ended March 26, 2005 fairly presents, in all material respects, the financial condition and results of operations of Transcat, Inc.

     A signed original of this written statement required by Section 906 has been provided to Transcat, Inc. and will be retained by Transcat, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: June 22, 2005	/s/ Carl E. Sassano
Carl E. Sassano
Chairman, President, and Chief Executive Officer

Date: June 22, 2005	/s/ Charles P. Hadeed
Charles P. Hadeed
Chief Operating Officer, Vice President of Finance, and Chief Financial Officer